                                                                    Exhibit 99.1

[GRAPHIC OMITTED]   PR CONTACT: IR CONTACT:
                    Dolores Naney                 Chris Witty / Jody Burfening
                    Rubenstein PR                 Lippert/Heilshorn & Associates
                    DNANEY@RUBENSTEINPR.COM       CWITTY@LHAI.COM
                    -----------------------       ---------------
                    (212) 843-8018                (212) 838-3777

FOR IMMEDIATE RELEASE

         GLOBALOPTIONS GROUP AND LOCATEPLUS TERMINATE AGREEMENT TO MERGE

NEW YORK, SEPTEMBER 26, 2006 - GlobalOptions Group, Inc. (OTCBB: GLOI.OB), a
leading provider of domestic and international risk management services, and
LocatePlus Holdings Corporation (OTCBB: LPHC.OB), a pioneer in proprietary investigative search tools and database applications, have mutually decided to terminate the agreement to merge, previously announced September 20, 2006. The termination is effective as of September 25, 2006.

"After reaching agreement last week, additional pieces of information concerning
LocatePlus came to light which made us reconsider the terms of the transaction and conclude that it was not in our best interests to move forward," said Dr.
Harvey W. Schiller, CEO and Chairman of GlobalOptions Group. "This is an
unfortunate turn of events, as we still believe that the business represented by
LocatePlus could bring value to both GlobalOptions' customers and shareholders."

ABOUT GLOBALOPTIONS GROUP, INC.
GlobalOptions Group, with headquarters in New York City and offices in 16 cities, is a provider of high-end risk assessment and mitigation services to
Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. Through its four major business units - Global
International, James Lee Witt Associates, Confidential Business Resources (CBR),
and SafirRosetti, the company offers a comprehensive range of services in three main segments: investigations and litigation support; risk management and security; and emergency preparedness and crisis management. These services take
GlobalOptions Group staff around the world and are typically highly-sensitive engagements where the company is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. Additional information can be found at WWW.GLOBALOPTIONSGROUP.COM

STATEMENTS IN THIS PRESS RELEASE REGARDING THE COMPANY'S BUSINESS THAT ARE NOT
HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND
UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE
ON SUCH FORWARD-LOOKING STATEMENTS, WHICH STATEMENTS ARE MADE PURSUANT TO THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1994, AND AS SUCH, SPEAK ONLY AS OF
THE DATE MADE. TO THE EXTENT THE CONTENT OF THIS PRESS RELEASE INCLUDES
FORWARD-LOOKING STATEMENTS, THEY INVOLVE VARIOUS RISKS AND UNCERTAINTIES
INCLUDING THE SUCCESSFUL INTEGRATION OF ACQUIRED BUSINESSES AND REVENUE RUN
RATES.

CERTAIN OF THESE RISKS AND UNCERTAINTIES WILL BE DESCRIBED IN GREATER DETAIL IN
GLOBALOPTIONS GROUP'S' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.
GLOBALOPTIONS GROUP IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH
OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A
RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.